SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     July 12, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

On July 12, 1999 LCA-Vision issued the attached press release announcing that LCA-Vision and Cole National have entered into an arrangement to make laser vision correction available to 50 million members of Cole Managed Vision through a national network of laser vision correction providers to be established by LCA-Vision.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated July 12, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LCA-VISION INC.



Date: July 13, 1999               By:/s/Larry P. Rapp
                                    -----------------------------
                                       Larry P. Rapp,
                                       Chief Financial Officer

LCA-VISION CONTACTS           REPRESENTING LCA-VISION
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman &  Bruce Voss (Bruce@lhai.com)
CEO                           (310) 575-4848
Larry P. Rapp, VP-Finance &   Ruth Abeshaus (Ruth@lhai.com)
CFO                           (212) 838-3777
(513) 792-9292


COLE NATIONAL AND COLE MANAGED VISION CONTACT
Cole National Corporation
Joseph Gaglioti
(440) 449-4100

For Immediate Release

      LCA-VISION AND COLE NATIONAL TO MAKE AVAILABLE LASER VISION
       CORRECTION TO 50 MILLION MEMBERS OF COLE MANAGED VISION

CINCINNATI and CLEVELAND (July 12, 1999) - LCA-Vision Inc. (NASDAQ
NM: LCAV), a leading provider of laser vision correction services, and Cole National Corporation (NYSE: CNJ), a leading vision care retailer and managed vision care provider, today announced that LCA-Vision has entered into an arrangement with Cole Managed Vision, a division of Cole National Corporation, to provide access to laser vision correction to Cole Managed Vision members nationwide. This is the first time that laser vision correction is being offered through a managed care organization on a nationwide basis. More than 50 million people are enrolled in Cole Managed Vision's programs.

Under the terms of the arrangement, LCA-Vision will establish The National LASIK Network (NLN), a nationwide network of laser vision correction providers, which will include LCA-Vision's U.S. centers, as well as individual surgeons and other laser vision correction centers. Cole Managed Vision will market the opportunity to new and existing plan sponsors and to their members or employees.

According to Stephen Joffe, Chairman and Chief Executive Officer of LCA-Vision, "We are pleased to be associated with Cole Managed Vision, and look forward to expanding LCA-Vision's reach through establishing relationships with the highest-quality practitioners across the country."

Commenting on today's announcement, Dennis Osgood, President of Cole Managed Vision, stated, "We are delighted to offer this popular laser vision correction procedure to our large and growing membership base."


                              - more -


Beginning January 1, 2000, LASIK vision correction surgery will be offered by LCA-Vision to Cole Managed Vision members whose sponsors have indicated an interest. LASIK (laser in-situ keratomileusis) has become the preferred method of laser vision correction in the U.S. In addition, LCA-Vision patients will be eligible to participate in LCA-Vision's Continuum of Care program following completion of this surgery. This program is designed to achieve the level of vision correction agreed to by the patient and the ophthalmologist.

About LCA-Vision

LCA-Vision operates laser vision correction centers in the U.S., Canada and Europe, which are supported by a network of over 2,200 ophthalmologists and optometrists. Since inception, approximately 70,000 laser vision correction procedures have been performed at the Company's centers.

About Cole National Corporation

Cole National is a leading vision care retailer in the U.S., with 2,800 retail locations principally under the Pearle Vision, Sears
Optical, Target Optical and B.J.'s Optical names. Cole also owns and operates 818 Things Remembered gift stores.

Cole Managed Vision is a leading provider of managed vision care programs and develops, markets and administers group vision care benefit programs nationwide.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Companys' filings with the Securities and Exchange Commission.

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